UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Orthofix International N.V.
(Exact name of registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Abraham de Veerstraat
Curacao
Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Orthofix Deferred Compensation Plan

On December 31, 2008, the board of directors of Orthofix Holdings, Inc. (the “Company”) approved the amendment and restatement of the Orthofix Deferred Compensation Plan (the “Plan”).  The amendment and restatement of the Plan will be effective on January 1, 2009 and was approved for purposes of making the major changes noted below in an effort to bring the Plan into compliance with Sections 409A and 457A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”):

(a)           eliminate the deferral of income tax on compensation attributable to services performed as an employee after December 31, 2008 for Orthofix International N.V. by persons who are U.S. taxpayers;

(b)           prohibit any further participation in the Plan by any member of the board of directors of Orthofix International N.V. (except if such person also performs services as an employee attributable, for tax purposes, to any U.S. subsidiaries); and

(c)           prohibit the deferral of more than 50% of Compensation (as defined in the Plan) or such other amount as we determine in our sole discretion.

The deferral of Compensation is not permitted to the extent it is subject to Section 457A of the Code.  The Plan may be amended, suspended or terminated at any time by the Company or the Plan Administrator (as defined in the Plan) in its sole discretion, subject to certain limitations set forth in the Plan.

The description of the amendment and restatement of the Plan in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the amended and restated Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Orthofix Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOFIX INTERNATIONAL N.V.

By: /s/ Robert S. Vaters
Robert S. Vaters
Executive Vice President and Chief Financial Officer

Date: January 7, 2009